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                                                                      EXHIBIT 23




                        CONSENT OF INDEPENDENT AUDITORS



To the Shareholders and Board of Directors
Belden & Blake Corporation

We consent to the incorporation by reference of our report dated February 21, 1997, with respect to the consolidated financial statements of Belden & Blake Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1996, in the following Registration Statements and related
Prospectuses:

Registration
 Number                       Description of Registration Statement
--------------------    ----------------------------------------------------
33-62785                Stock Option Plan/Non-Employee Director Stock Option
                        Plan-Form S-8

33-69802                Employees' 401(K) Profit Sharing Plan-Form S-8

                                                           ERNST & YOUNG LLP




Cleveland, Ohio
February 28, 1997